Exhibit B-47

BY-LAWS

of

TRADEWELL FOODS INC. OF CONN.

ARTICLE I. NAME AND LOCATION

Section 1. The name of this corporation shall be “Tradewell Foods of Conn. Inc.”

Section 2. The corporation shall have its principal place of business and office in the Town of Greenwich, Connecticut, until and unless changed by the board of directors.

Section 3. The corporation may have other offices and places of business in such places either within or without the State of Connecticut, as the board of directors shall determine from time to time.

ARTICLE II. SEAL

Section 1. The corporation shall have a circular seal containing the name of the corporation, and the year of its creation.

ARTICLE III. STOCKHOLDERS AND STOCKHOLDERS MEETINGS.

Section 1. All meetings of the stockholders shall be held at the principal place of business of the corporation unless otherwise specified by the authority calling such meeting.

Section 2. An annual meeting of the stockholders shall be held on the fourth Tuesday of June, in each year, beginning with June, 1941, at the principal office or place of business of the corporation within the State of Connecticut, for the purpose of electing directors who shall serve until their successors are duly elected and qualified. If said fourth Tuesday falls on a legal holiday, said meeting shall be held on the next succeeding business day.

Section 3. Special meetings of the stockholders to be held at any place where the authority or authorities calling such meeting shall unanimously agree, may be called by the President, or by a majority of the board of directors at any time, whenever in their opinion the interests of the corporation require the same. It shall be the duty of any officer or director to call a special meeting of the stockholders upon written request of stockholders holding 51% or more of the capital stock of the corporation.

Section 4. It shall be the duty of the Secretary to cause notice of all annual or special meetings, by registered mail, return receipt, indicating briefly the purpose of such meetings, to each stockholder of record on the books of the corporation, at least five (5) days prior to said meeting. And mailing said notice as above set forth by the secretary to the address of the stockholder as appears upon the stock books of the corporation, shall be deemed a discharge by the secretary of his duty, unless otherwise required by law. Nevertheless, if all the stockholders of record shall in writing waive notice of such annual meeting or special meetings, no notice shall be required; and whenever all the stockholders shell be in meeting either in person or by proxy, such meeting shall be valid for all purposes, without call or notice, at which meeting any corporate action may be taken not prevented by law.

Section 5. At any meeting of the stockholders, 75% of the issued and outstanding shares of the capital stock of the corporation represented either in person or by prosy, shall constitute a quorum for all purposes, unless otherwise required by law, in which case, the minimum legally required number shall constitute a quorum. But if at any meeting of the stockholders, a quorum is not present or represented, the holder of less than a majority present may adjourn said meeting to a future date certain and notice of the same shall be required as for other stockholders’ meetings.

Section 6. The president of the corporation, and in his absence, the vice-president, shall preside at all such meetings. The secretary of the corporation shall act as secretary of all stockholders meetings, and in his absence the duties shall be performed by the assistant secretary.

Section 7. At any such meeting, every holder of common stock shall be entitled to one vote, either in person, or by proxy properly appointed in writing, for each such share of stock standing in his name on the fifteenth day next preceeding said meeting, or on the closing of the transfer books by proper action of the board of directors. The vote upon any matter at such meeting shall, upon demand by any two stockholders or more, be by ballot. All questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the issued and outstanding common capital stock.

ARTICLE IV. OFFICERS AND ORGANIZATION

Section 1. The officers of this corporation shall be a President, Vice-President, Secretary, Treasurer, Assistant Secretary, Assistant Treasurer, and Board of Directors. They shall hold office for the term of one year, or until their successors shall be elected and qualified. The officers and directors of this corporation are not required to be stockholders thereof.

Section 2. The President shall be elected annually by the Board of Directors immediately following the annual meeting of the stockholders. The president shell be chief executive of the corporation. He shell have the right and power to preside at, all meetings of the stockholders and directors. He shall have general management and supervision of all other directors of the corporation, end shall have the right and power to see that all resolutions of the board are carried into effect. He shall have the right and power to sign and execute all written instruments of the corporation and all checks of the corporation. He or the Vice-President shall sign and execute all stock certificates of the corporation together with the Treasurer or Secretary or Assistant Treasurer or Assistant Secretary of the corporation. He shall have custody of the seal of the corporation and shall have the right and power to affix the same to any instrument requiring it; and the seal when so affixed shall be attested to by the secretary or treasurer or assistant secretary or assistant treasurer of the corporation. He shall have the right and power to perform all the duties and have all other powers usually incidental and proper to the President of the corporation.

Section 3. The Vice-President shall be elected annually by the directors of the corporation, immediately following the annual meeting of the stockholders, and shall be vested with all the powers, and he shall have the right and power to perform all the duties of the president in the absence, disability, disqualification or resignation of the President.

Section 4. The Secretary shall be elected annually by the board of directors, immediately following the annual meeting of the stockholders. He shall have the right and power to attend and keep true minutes and records of all directors and stockholders meetings in books belonging to the corporation for that purpose. He shall have the right and power to attend to the giving of any and all notices required by law or by these by laws; he shall have the right and power to sign checks of the corporation and to countersign the stock certificates of the corporation with the President or Vice-President; he shall have the right and power to have charge and custody of all the record and stock books of the corporation, and shall have the right and power to perform all such other duties as are incident to his office.

Section 5. The Treasurer shall be elected annually by the board of directors immediately following the annual meeting of the stockholders. He shall have the right and power to receive and have charge of and safely and securely keep all moneys, valuables, valuable papers, bonds, securities, and all other instruments of value belonging to the corporation. He shall have the right and power to keep a true and accurate account of all moneys received or disbursed on account of said corporation in books belonging to the corporation and kept for that purpose, which said books shall at all times be open to inspection of the directors of said corporation, or any stockholders. He shall have the right and power to deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depository or depositories ss the board of directors may from time to time designate. He shall have the right and power to make deposits, and endorse, execute, sign checks or other instruments and documents of the corporation and affix the seal of the corporation thereto. He shell have the right and power to disburse the funds of the corporation whenever directed so by proper authority. He shell have the right and power to sign checks of the corporation and to countersign the stock certificates of the corporation with the president or vice-president. He shall have the right and power to do all other things required of him by law and by these by-laws and by the Board of Directors.

Section 6. Assistant Secretary. During the absence and inability of the secretary to render his duties or exercise his powers as set forth in these by–laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the assistant secretary; when so acting he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such secretary including the right to sign all certificates of stock provided same are countersigned by the President or Vice-President, and the right to sign all checks, drafts, notes, warrants and orders for the payment of money without any countersignature.

Section 7. Assistant Treasurer. During the absence and inability of the Treasurer to render his duties or exercise his powers as set forth in these by-laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the Assistant Treasurer; when so acting he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such treasurer; including the right to sign all certificates of stock provided same are countersigned by the President or Vice-president, and the right to sign all checks, drafts, notes, warrants and orders for the payment of money without any countersignature.

Section 8. The Board of Directors shall be elected annually by the stockholders at their annual meeting for the term of one year, or until a successor shall have been elected and qualified. Said Board shall consist of four directors who need not be stockholders of the corporation. The immediate government control and direction and management of said corporation shall be vested in the board of directors. In addition to the powers and authorities expressly conferred upon them by these laws, the board may and shall exercise all such powers, and do all such things as may be done or exercised by the corporation, but subject nevertheless to the provisions of these by-laws, the charter of this corporation, and the laws of the State of Connecticut. Said Board may also fill any vacancies arising among them or among the officers of said corporation said appointees to hold office until the election and qualification of successors. The Board shall meet at lease once a month, all meetings to he held at the principal place of business of said corporation unless some other place be designated by the authority calling said meeting. Notice of all regular and special meetings shall be sent to each director by the secretary at least seven days previous to the time fixed for such meeting, but such notice may be waived in writing. The President may at his pleasure or at the request of any two directors call a special meeting and special meetings of the board may be held at any time and place without notice, by unanimous consent. A majority of the directors of the corporation shall constitute a quorum for the transaction of business, unless a larger number be required hereafter by law, in which case the minimum legal requirement shall constitute a quorum. If a quorum is not present at any meeting properly called and notified, then a majority of those present may adjourn to a later date without further notice, except the announcement of the date of adjournment at the meeting, and at such adjourned meeting any business may be transacted which might have been transacted at the first meeting. Any action or proceeding which is undertaken or authorized at a meeting of the Board of consenting Directors shall be so authorized and undertaken by the/vote of not less than 3 of the directors of the corporation.

ARTICLE V. CAPITAL STOCK

Section 1. The amount of capital stock of this corporation shall be $20,000.00 which shall be divided into 400 shares of Common Stock of the par value of $50.00.

Section 2. Certificates of shares of the capital stock of the corporation shall be in such form as shall be prepared and approved by the board of directors. The certificates shall bear the signature of the president, or in his absence, the vice-president, and also that of the secretary or in his absence the assistant secretary, or the treasurer, or in his absence the assistant treasurer, and shall also bear the seal of the corporation together with the date of its issue. Without such signature, seal and date, no certificate shall be valid for any purpose whatever. All certificates shall be consecutively numbered, shall describe the number of shares represented thereon, and shall bear the name of the person to whom issued. All stock issued by the corporation shall be non-negotiable and non-transferrable except by the unanimous consent of the directors, and a notation to this effect shall be put upon all certificates.

Section 3. The secretary of the corporation, shall keep accurate and up to date records of the owners of the stock, the amount of shares owned by each, number of certificates issued, to whom, the date issued, and such other information as may be necessary, concerning the same, in books belonging to the corporation, and provided especially for that purpose.

Section 4. The corporation shall have a first lien on all shares of its capital stock, and upon all dividends declared or to be declared upon the same, for any indebtedness of the respective holders thereof to the corporation.

Section 5. Transfer of shares. Shares of capital stock of the corporation shall be transferred only upon the books of the corporation by the holder thereof in person or by his attorney upon surrender and cancellation of certificate or certificates held for new certificate or certificates representing a like number of shares. All certificates surrendered to the corporation shall be cancelled, and no new certificates shall be issued unless and until the former certificate shall have been surrendered and cancelled.

Section 6. In the event of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the board of directors of such loss and destruction and upon giving of satisfactory bond or security to the corporation to save it harmless from loss with reference thereto. Any new certificate so issued shell be plainly marked “DUPLICATE” upon its face.

Section 7. New shares of the capital stock of the corporation may be created from time to time by a majority vote of the stockholders.

Section 8. The stock transfer books of the corporation shall be closed for the meetings of the stockholders, and for the payment of dividends during such period as from time to time may be fixed by the board of directors; and during such period no stock shall be transferrable.

Section 9. Dividends upon the capital stock of the corporation when earned, shall be paid from time to time as the board shall declare, said dividends to be paid from the surplus or net profits of the corporation. Said dividends shall be paid to those holders of certificates appearing upon the books of the corporation at the time of the closing of the stock transfer books.

ARTICLE VI. AMENDMENT OF BY-LAWS

Section 1. These By-Laws may be altered, amended, repealed a majority of the whole outstanding common capital stock, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each common stockholder of record at his last known post office address, at least five days before the date of such annual or special meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shell be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice. Such meeting may be held pursuant to waiver of notice, provided such waiver of notice contains statement of purposes of meeting.

ARTICLE VII MISCELLANEOUS PROVISIONS

Section 1. Recognition of Private Agreements. The corporation shall recognize and carry out any private agreements among its stockholders, of which it shall be given notice in writing.

Section 2. Compensation. The officers of the corporation shall serve without compensation other than that derived from and by nature of their holdings in said corporation, unless actively engaged in the management and conduct of the affairs of the corporation, in which event compensation shall be fixed and determined by the board of directors.

Section 3. The corporation may from time to time as the board of directors shall see fit open and conduct other offices and places of business in said State of Connecticut, or in any other place or places in this country.

The following were, upon motion duly made seconded and carried, elected directors of said corporation:

Benjamin Rabinovotz, Michael Goldberg and Isadore M. Goldfarb.

There being no further business, upon motion duly made, seconded and carried, the meeting adjourned.

Clerk

Attest: